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                                                                   EXHIBIT 10.32

                                GERON CORPORATION
                               SECOND AMENDMENT TO
                     NOTE SECURED BY STOCK PLEDGE AGREEMENT

        This Second Amendment to Promissory Note is made as of January 28, 1997, by and between Geron Corporation, a Delaware corporation (the "COMPANY") and Dr. Michael D. West ("MAKER") and is entered into with respect to the Note Secured by Stock Pledge Agreement (the "Note") dated as of July 7, 1993, pursuant to which the Company loaned Maker an aggregate principal amount of $55,000 (the "Borrowed Amount").

                                    RECITALS

        WHEREAS, the parties desire to extend the term of the Note to provide that the principal balance under the Note will become due and payable on December 31, 1998.

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

        1.      Paragraph 1 of the Note is hereby amended to read as follows:

                "1. Principal and Interest. The principal balance of this Note shall become due and payable on December 31, 1998. Interest on the principal balance of this Note shall accrue at the rate of 6.00% per annum, compounded annually, beginning as of July 8, 1996."

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GERON CORPORATION                               MAKER

BY:         /s/ David L. Greenwood              /s/ Michael D. West, Ph.D.
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TITLE:      CHIEF FINANCIAL OFFICER             MICHAEL D. WEST, Ph.D.
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